SUBLEASE

This SUBLEASE is entered into this 25th day of January, 1994, between Southern California Plan II, Inc., an Oregon corporation ("Sublessor"), and Willamette Valley, Inc. Microbreweries Across America, an Oregon corporation ("Sublessee").

BACKGROUND

A. Sublessor is the Lessee under a Restaurant Lease between KCIN Two, a California Limited Partnership ("Lessor") and Sublessor dated August 24, 1987, as amended by the First Amendment to Restaurant Lease dated May 25, 1988, and by the Second Amendment to Restaurant Lease dated March 27, 1990 (collectively the "Main Lease"), whereby Sublessor has leased certain premises ("Main Lease Premises") consisting of an approximately eleven thousand (11,000) square foot two-story restaurant located at the southwest corner of Gillette Avenue and Main Street, in the City of Irvine, California 92715.

B. A primary intent of this lease is to accommodate adjacent occupancy by Sublessee while maintaining an arms-length relationship between the parties. Rent, taxes and common area costs will be prorated and consistent with the existing rent schedules in the lease between Lessor and Sublessor. Sublessee's products will constitute a minority of alcoholic beverages offered by Sublessor and will be purchased at competitive market prices. Sublessee will not be required to pay any Percentage Rent (as used in the Main Lease) or any other rent based on the sales of Sublessee.

C. The parties are desirous of memorializing their agreement to sublease certain space in and adjoining the Premises ("Subleased Premises") to Sublessee, upon the terms and conditions of this Sublease.

AGREEMENT

1. <u>Leased Premises/Main Lease</u>. Sublessor presently occupies the premises described on Exhibit A under the Main Lease. The original term of the Main Lease expires on January 31, 2009, with two five-year renewal terms thereafter. The Subleased Premises and its intended appurtenances consist of two separate areas:

1.1. The area noted on Exhibit B that is within the Main Lease Premises as constituted on the date of execution of this Sublease is referred to as the "Brewery". The Brewery consists of approximately 890 square feet inside the existing Main Lease Premises, the exact number of square feet to be

determined after demolition has been completed and consists of the floor space within the designated space.

1.2. The area noted on Exhibit B that is outside the Main Lease Premises and within the current parking structure adjacent to the Main Lease Premises is referred to as the "Storage Area". The Storage Area consists of two areas: (1) the "Dry Storage" is triangular in shape and consists of approximately 395 square feet; and (2) the "Cold Storage" is rectangular in shape and has a net interior dimension of 18 feet deep by 40 feet wide for a total area of approximately 720 square feet. Sublessee acknowledges that this space will need to be, by appropriate document, added to the Main Lease Premises, the exact dimensions of the Cold Storage will be determined in the Construction Exhibit.

2. Term of Sublease/Possession.

2.1. This Sublease shall be effective upon the date of its execution subject to the fulfillment of the conditions precedent contained in paragraphs 15.1, 15.2, 15.3 and 15.4. The original unconditional term of this Sublease shall run concurrent with the expiration of the original term of the Main Lease and shall commence thirty (30) days after all improvements have been completed by Sublessee, or September 1, 1994, whichever shall first occur.

2.2. Sublessee shall be entitled to possession of the Subleased Premises for construction purposes upon the Lessor's written approval and the approval of the California Alcohol Beverage Commission ("ABC"), as specified in paragraph 15 hereof. The terms and conditions of Article 14 of the Main Lease applicable to alterations to the Main Lease Premises and tenant's construction of improvements shall be applicable to Sublessee from the date of execution hereof, including all terms incorporated by reference.

2.3. Sublessee shall be entitled to renew this Sublease for the option periods as provided in the Main Lease so long as (1) Sublessee gives written notice of election to renew to Sublessor more than fifteen (15) months prior to the expiration of the initial term or any renewal term, and (2) Sublessor thereafter shall, at its sole election, elect to give Lessor a timely notice of intention to renew. Sublessee shall have no claim against Sublessor or any other person should Sublessor decide not to renew the Main Lease for any renewal term.

3. Rent.

3.1. Sublessee shall pay to Sublessor as "Annual Base Rent" for the entire term of this Sublease a sum equal to $1.86 per month per square foot of the Brewery, payable in advance in monthly installments (the exact amount to be determined once the actual area of the Brewery is determined as described in

subsection 1.1 above). The Annual Base Rent for each renewal term, if applicable, shall be the fair market rental value for the Brewery (and the Storage Area, to the extent Annual Base Rent is charged therefor by the Lessor) as mutually agreed by the parties, but in no event less than $1.86 per square foot for the Brewery. If the parties cannot agree on any renewal Annual Base Rent within thirty (30) days of the Sublessee's delivery of its election notice pursuant to subsection 2.3, the matter shall be submitted to binding arbitration for determination. The Arbitration shall be conducted in Portland, Oregon, using the American Arbitration Association. Annual Base Rent shall begin (i) 60 days after the completion of construction of the Sublessee's Subleased Premises, or (ii) September 1, 1994, whichever shall first occur ("Commencement Date"), and shall continue on the first day of each calendar month thereafter. If the Commencement Date shall not be the first day of the month, Sublessee shall pay a pro rata amount of the monthly rental.

3.2. Sublessee shall not be required to pay any Annual Base Rent on the Storage Area, unless required otherwise by Lessor.

3.3. Sublessee shall reimburse Sublessor for a portion of the Sublessor's Operating Expenses (as defined in Article 7 of the Main Lease) and personal and real property taxes and charges (as described in Article 12 of the Main Lease) based on the ratio of the area of the Brewery to the Main Lease Premises (such ratio referred to herein as the "Sublessee's Percentage"). If Lessor imposes on Sublessor any Operating Expenses or other charges associated with the Storage Area, Sublessee shall reimburse Sublessor for such additional charges.

3.4. With respect to Utilities and Services (as defined in Article 18 of the Main Lease), the Sublessor and Sublessee shall share these expenses as follows:

(1) Utilities and Services that are not based on consumption shall be shared according to Sublessee's Percentage.

(2) Utilities and Services that are based on consumption shall be shared according to the following process:

(a) Sublessor and Sublessee mutually agree on Sublessor's historical consumption and cost of each expense using calendar year 1992 and 1993 information ("Historical Consumption"), on a monthly basis as reflected on Exhibit C hereto;

(b) Sublessee will pay the cost of any increase in consumption from the Historical Consumption levels;

(c) If Sublessor's business changes (sales increases or decreases) or product mix changes, Sublessor and

Sublessee will negotiate in good faith to modify the base historical levels of Sublessor's consumption.

(d) If the cost associated with consumption changes with the level of consumption, the cost shall be averaged between Sublessor and Sublessee based on their respective levels of consumption.

(3) Exhibit C attached hereto sets forth the current Operating Expenses.

3.5. Sublessor shall pay all amounts necessary for shell modifications to certain of the Subleased Premises representing the Brewery area only as depicted on Exhibit B. The improvement of the Subleased Premises shall conform to the specifications described on the construction exhibit attached hereto as Exhibit D and E respectively, and shall be completed within the time frames identified therein. Sublessee must obtain all required permits and licenses for said work.

3.6. All payments described in this Section 3 shall be made to Sublessor c/o McCormick & Schmick Management Group, 720 S.W. Washington Street, Suite 550, Portland, Oregon 97205.

4. Use of Subleased Premises/Incorporation of Main Lease Terms.

4.1. Sublessee shall use the Subleased Premises for the on-site manufacture and sale of malt beverages commonly known as a microbrewery and to conduct all business incident to and in accordance with the federal and state licensing thereof. In no event shall Sublessee use the Subleased Premises in violation of the use restrictions of the Main Lease, as amended.

4.2. Sublessee shall not use the Subleased Premises or permit anything to be done in or about the Subleased Premises which would in any manner constitute a violation of any law or regulation of any governmental authority, including without limitation the ABC, or constitute a violation of the Main Lease.

4.3. Sublessee expressly acknowledges and agrees to comply with Article 8 of the Main Lease regarding compliance with all laws and, at its sole cost and expense, shall comply with such laws, including without limitation obtaining any permits as may be required by the California Department of Environmental Quality.

4.4. All applicable terms and conditions of the Main Lease as amended, are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee, the lessee thereunder, and the Subleased Premises, the Main Lease Premises, except for Articles 6, 37 and 51. To the extent there is a conflict between the terms of this Sublease and the terms of the Main Lease, the Main Lease shall be controlling, except to

the extent the Lessor agrees to a change of such terms as expressly provided by this Sublease.

(1) Sublessee shall not be jointly and severally liable for payment of rents under the Main Lease except for rental payments provided for in this Sublease; and

(2) Sublessor and the Lessor specifically agree to the provisions of Section 9.2 of this Sublease with respect to Sublessee's right to terminate the Sublease in the event of a material adverse change as set forth in Section 9.2.

4.5. Sublessee assumes and agrees to perform the Sublessor's obligations under the Main Lease during the term of this Sublease to the extent that such obligations are applicable to the Subleased Premises, except that the obligation to pay rent to the Lessor under the Main Lease shall be considered performed in full by Sublessee so long as the rent is paid to Sublessor in accordance with Section 3 of this Sublease. Except as expressly provided herein, Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Main Lease. If the Main Lease is terminated for any reason prior to the natural expiration of its term, and Sublessee has not been in default under the terms of this Sublease, the termination shall not terminate or affect the continuing validity of this Sublease, as it pertains to the Subleased Premises. In that event, all of Sublessor's interest under this Sublease shall be deemed automatically assigned, transferred and conveyed to the Lessor under the Main Lease. Lessor shall thereafter be bound on this Sublease to the extent Sublessor was bound on this Sublease, and shall have all the rights Sublessor had under this Sublease. However, Sublessee shall have no right to exercise any renewal rights of Sublessor under the Main Lease. Further, Sublessee shall be deemed to have attorned to Lessor. Notwithstanding the foregoing, if the Main Lease gives Sublessor any right to terminate the Main Lease in the event of the partial or total damage, destruction or condemnation of the Main Lease Premises or the building or project of which the Main Lease Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. Sublessee acknowledges that the Lessor of the Main Lease is an intended beneficiary of this Sublease and may enforce the terms and conditions of this Sublease directly against Sublessee.

4.6. Sublessor covenants that Sublessee shall be entitled to quiet enjoyment of the Subleased Premises subject to the terms and conditions of this Sublease.

4.7. Sublessor will make available for Sublessee's use, the light system previously used by Sublessor for its night club operation.

5. <u>Sublessor's Representations</u>.

5.1. Sublessor warrants that the Main Lease is in good standing according to its terms as of the date hereof and that there have been no amendments thereto except as may be appended to the Main Lease attached hereto. Any future amendments to the Main Lease shall be approved by Sublessee, if said amendments shall have a material adverse impact upon Sublessee.

5.2. Sublessor warrants that Sublessor will pay to Lessor, as and when due, all rents required to be paid by the terms of the Main Lease and that Sublessor will not otherwise do any act which would cause the Main Lease to become in default.

5.3. Notwithstanding anything in this Sublease, Sublessor shall not be liable or responsible to Sublessee for any loss or damage to any property or person occasioned by theft, burglary, act or neglect of any person, fire or other casualty, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority. In addition, Sublessor shall in no event be liable to Sublessee for any damage to the Subleased Premises or for any loss, damage or injury to any property in or on the Subleased Premises occasioned by the bursting, rupture, leakage or overflow with any plumbing or other pipes (including but not limited to water, steam and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or similar causes in, above or about the Subleased Premises.

5.4. Sublessee acknowledges the existence of the Main Lease and agrees to take the Subleased Premises subject to all of the terms and conditions of the Main Lease (as modified hereby), to use the Subleased Premises within the restrictions provided by the Main Lease and to perform any and all obligations required to be performed to comply with the terms of this Sublease and the terms of the Main Lease.

5.5. Sublessee shall indemnify and hold harmless Sublessor and Lessor and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with: (i) the conduct or management of the Subleased Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Sublessor or its Lessor) in or about the Subleased Premises during the term of this Sublease including but not limited to offensive odors resulting from the operation of a microbrewery, and any lack of cleanliness (provided either of these events would have, if continued, an adverse impact on either Sublessor or the Lessor's business); (ii) any act, omission or negligence of Sublessee or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors; (iii) any accident, injury or damage whatever (except to the extent caused by Sublessor's or its Lessor's negligence) occurring in, at or upon the Main Lease

Premises; and (iv) any breach or default by Sublessee in the full and prompt payment and performance of Sublessee's obligations under this Sublease; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorney fees and expenses. In case any action or proceeding is brought against Sublessor or its Lessor and/or their partners, directors, officers, agents and/or employees and such claim is a claim from which Sublessee is obligated to indemnify Sublessor or its Lessor pursuant to this section, Sublessee, upon notice from Sublessor or its Lessor shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Sublessor and its Lessor). The obligation of Sublessee under this section shall survive termination of this Sublease. Sublessee, as a material part of the consideration to Sublessor, hereby assumes all risk of damage to property or injury to person in, upon or about the Subleased Premises from any cause whatsoever except that which is caused by the failure of Sublessor to observe any of the terms and conditions of this Sublease. Neither Sublessor nor Lessor shall have any obligation to cause Sublessee to be covered as an additional insured on any liability insurance policy maintained with respect to the common area within Koll Center Irvine North.

5.6. Sublessee warrants that its microbrewery operations and the intended sales to Sublessor pursuant to the terms of this Sublease shall not be a violation of any law or regulation of any governmental authority, including without limitation the ABC.

6. Insurance.

6.1. Sublessee shall obtain and maintain in full force and effect during the term of this Sublease and any extensions or renewals thereof a policy of comprehensive public liability insurance with minimum limits of $1,000,000 per occurrence and with $3,000,000 combined single limits, subject to increases in such liability amount as may be imposed by Lessor under the Main Lease. Sublessor and its Lessor shall be named as additional insureds.

6.2. Sublessee at its cost shall maintain on all of its personal property and improvements on the Subleased Premises a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsement to the extent of the replacement value of such property. The improvements to be constructed on the Subleased premises, as described on the attached construction exhibit, shall be included in the improvements that Sublessee is required to maintain a policy covering fire and extended coverage insurance provided herein. Sublessor and Lessor shall be named as additional insureds.

6.3. Sublessee at its cost shall comply with all other insurance requirements as provided under Article 21 of the Main Lease.

6.4. Each policy of insurance required under this Sublease shall comply with the requirements of Article 21 of the Main Lease, except that any reference in such section to Landlord shall be deemed to mean Sublessor.

7. Damage or Destruction.

7.1. In the event that a fire or other casualty renders the Subleased Premises totally or partially untenantable, Sublessor may at its option, restore the Subleased Premises or terminate this lease.

7.2. If Sublessor elects to restore the Subleased Premises, then this Sublease shall remain in full force and effect except that during the period from damage or destruction until restoration, the rental shall be abated in proportion to Sublessee's loss of use as reasonably determined by Sublessor.

7.3. Provided it complies with the Main Lease, and if requested by Sublessor or Lessor, Sublessee shall be required to remove its leasehold improvements from the Subleased Premises at the conclusion of the original or any renewal term of this Sublease. Any damage associated with such removal shall be at the sole expense of Sublessee.

8. Condemnation. In the event of condemnation, Article 23 of the Main Lease shall control; however, to the extent permitted by the Main Lease, Sublessee shall be entitled to seek from the "Condemnor" compensation for any cost and expense to which Sublessee may be put for its moving expenses or taking of its personal property.

9. Assignment.

9.1. Sublessee shall not, voluntarily or otherwise, assign, encumber, transfer or dispose of all or any part of its interest in this Sublease or in the Subleased Premises, or allow any other person or entity (except Sublessee's authorized representative) to occupy or use all or any part of the Subleased Premises, without first obtaining Sublessor and its Lessor's prior written consent. Sublessor will not unreasonably withhold consent provided the assignee is of equal or greater financial stability and assignor remains fully obligated for performance of the Sublessee, and is not released therefrom.

9.2. Sublessee shall not be entitled to terminate this Sublease in the event that Sublessor transfers or assigns its interest under the Main Lease. Notwithstanding the foregoing, Sublessee shall be entitled to terminate the Sublease if Sublessor's transferee requires a material adverse physical change

to the Subleased Premises, and provided it materially impairs the Subleased Premises and Sublessee's business.

10. Default. Sublessee shall be deemed to be in default of this Sublease for any breach of the type described in Article 24 of the Main Lease or a material breach of any of the provisions of this Sublease. Sublessee shall have the right to cure and notice of default as described in the Main Lease.

11. Remedies. In the event of a default by Sublessee, Sublessor may have any one or more of the remedies described in Article 24 of the Main Lease, in addition to any other right or remedy now or hereafter available at law or in equity.

12. Maintenance.

12.1. Sublessee shall maintain the Subleased Premises, including all improvements, and its personal property in good condition and repair, ordinary wear and tear excepted, free from any Hazardous Materials, as such term is defined in the Main Lease, except as is necessary for the operation of Sublessee's business. All use of hazardous materials shall be subject to compliance with all applicable governmental and Lessor's regulations.

12.2. Sublessee shall be liable for any damage to the Main Lease Premises and/or Subleased Premises caused by or resulting from the act, omission or neglect of Sublessee, its agents, employees, contractors, invitees or visitors.

13. Attorney Fees. If either party commences an action against the other party arising out of or in connection with this Sublease, the prevailing party in any such action, at trial or on appeal, shall be entitled to have and recover from the other party, in addition to costs, such sums as the court may adjudge reasonable as attorney fees.

14. Alterations and Improvements.

14.1. Except as provided in the Construction Exhibit, Sublessee shall cause no alterations or construction of improvements without Sublessor's and Lessor's prior written consent.

14.2. Sublessee will fully comply with all applicable air quality, odor and emissions control standards, now or hereafter in effect.

15. Conditions to Sublease. The following shall represent conditions which must be satisfied in order for the Sublease to remain in effect:

15.1. The acquisition of all required alcoholic beverage regulatory approvals/licenses. If ABC requires modifications to this Sublease prior to rendering its approval/license,

Sublessee and Sublessor will not unreasonably withhold their consent to such modifications.

15.2. Lessor's (and its Lender's if required) written consent to this Sublease, Construction Exhibit and the additional premises represented by the Storage Area, and Lessor has given its covenant of quiet enjoyment to Sublessor for the Storage Area.

15.3. The parties shall have executed the Construction Exhibit attached hereto as Exhibits D and E and incorporated herein.

15.4. Sublessee shall have obtained all required business permits, licenses and consents.

15.5. Should any of the foregoing conditions precedent not be satisfied within ninety (90) days hereof, this Sublease shall terminate and be of no further force and effect.

16. Access. Sublessor and its authorized representatives shall have the right to enter the Subleased Premises at any time to inspect, clean, make repairs, alterations or additions to the Subleased Premises, to show the Subleased Premises to prospective tenants, purchasers or others, and for other reasonable purposes deemed necessary or desirable by Sublessor, provided that Sublessor shall not unreasonably interfere with Sublessee's business operation. Sublessee shall not be entitled to any abatement or reduction in rent by reason thereof. Sublessor will provide to and maintain for Sublessee, access over the Sublessor's premises for worker ingress and egress as reasonably required for Sublessee's workers and business invitees.

17. Signage; Name. Sublessor and Sublessee will jointly develop a signage plan that integrates the use of Sublessor's existing signs and exposure for the name of Sublessee's business. Subject to applicable regulatory approval, the name of the business of Sublessor shall be "McCormick and Schmick's and __________ Brewery", or words to that effect. Both Sublessor and Sublessee shall have the right to use the name of the business (as described in the preceding sentence) at the Main Lease Premises. Sublessee shall have no right to use the names "McCormick" and "Schmick" except as it relates to Sublessee's business at the Main Lease Premises. Sublessor shall have no right to use the name of Sublessee except as it relates to Sublessor's Business at the Main Lease Premises.

18. Taxes. Sublessee shall pay as due any taxes on its personal property located on the Subleased Premises, whether they are treated as real or personal property taxes.

Dated the date first above written.

SUBLESSOR:
Southern California
Plan II, Inc., an
Oregon corporation

By______________________
William P. McCormick
President

SUBLESSEE:
Willamette Valley, Inc.
Microbreweries Across America

By______________________
James W. Bernau
President

LESSOR'S CONSENT TO SUBLEASE

The undersigned Lessor under the Main Lease, hereby consents to the foregoing Sublease (including the use described therein) without waiver of any restriction in the Main Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Main Lease, and that the Main Lease has not been amended or modified except as expressly set forth in the foregoing Sublease. The undersigned hereby acknowledges that Sublessee shall not be jointly and severally liable for payment of rents under the Main Lease except for rental payments provided for in this Sublease, and Sublessee shall not be responsible for payment of any Percentage Rent (as defined in the Main Lease). The undersigned hereby acknowledges and consents to the use and occupancy of the Storage Area, as defined in the Sublease, by Sublessee.

KCIN Two, a California
general partnership

By: CSL Irvine Two, Ltd.,
a California limited
partnership, General Partner

By:____________________________
Its:________________________

By: Koll Irvine North Associates,
a California General Partnership,
General Partner

By: The Koll Company, a
California corporation,
a General Partner

By:________________________
Its:____________________

ASSIGNMENT OF SUBLEASE

This agreement is entered into as of the 25th day of May, 1994 between Willamette Valley Inc. Microbreweries Across America (WVI) and Orange County Brewing Company (OCBC).

BACKGROUND

A. WVI and Southern California Plan II, Inc. (Plan II) entered into that certain sublease dated January 25, 1994 (the "Sublease".)

B. WVI desires to assign the Sublease to OCBC.

C. The Sublease provides that the Sublease may be assigned by WVI to a subsidiary.

Therefore the parties agree as follows:

Assignment. WVI hereby assigns to OCBC and OCBC hereby accepts the assignment of the Sublease. Further, OCBC agrees to fulfill all obligations set forth in the Sublease and to hold WVI harmless with respect to the obligations relating thereto. This assignment shall in no way alter the obligations of WVI or OCBC with respect to Plan II.

This agreement is entered into as of the date set forth above.

Willamette Valley Inc.
Microbreweries Across America

By: ______________________
James W. Bernau
President

Orange County Brewing Company

____
James F. Hensel
Vice President

The undersigned Southern California Plan II, Inc. hereby consents to the foregoing assignment.

By: ______________________
William P. McCormick, President

Date: 6/25/94

Southern California Plan II, Inc.
C/o McCormick & Schmick Management Group
720 S. W. Washington Street, Suite 550
Portland Oregon 97205

March 26, 2007

<<<<<<< verify that this is still the correct address
<<<< notify any other affiliates too

Subject **Notice of Election to Renew Sub-Lease**
Bayhawk Ales / McCormick & Schmick – Irvine, California

Mr. _______________ <<<<<< verify contact name

Bayhawk Ales (hereafter Bayhawk) hereby provides written notification to addressee (hereafter M&S) of its Intent to Exercise the first of two, five–year unilateral Renewal Options provided for in Section 2.3 of the Sublease agreement between M&S and Bayhawk dated January 25th 1994.

<<<< verify that the agreement executed by Willamette Valley Inc, assigned to Orange County Brewing Company was in-turn assigned to Baywhawk with the written approval of Southern California Plan II and the consent of the Koll Company.

It is our understanding that:

1. The Renewed Lease Term shall commence on February 1, 2009 and end on January 31, 2014.

2. Bayhawk retains one additional unilateral option to renew for five more years extending the term to January 31, 2019.

3. M&S and Bayhawk shall mutually agree on the "fair market rental value for the Brewery" to be used as the Base Rent for the Renewal Term within 30 days of the date of this notice or submit the matter to "binding arbitration".

4. M&S shall "give Lessor a timely notice of intention to renew" and provide Bayhawk a copy of the notice and a copy of any resulting amendments to the "Main Lease".

Please provide written confirmation of your receipt of this Notice and concurrence with the understandings listed above. Contact me at (949) 453-9555 with any comments or questions.

We look forward to a long continued working relationship with M&S.

Sincerely

Bayhawk Ales

Roy Roberson, Secretary and Co-Founder

McCORMICK & SCHMICK RESTAURANT CORP.
1510 WEST LOOP SOUTH
HOUSTON, TEXAS 77027

November 14, 2012

Via Certified Mail, Return Receipt Requested,
First Class Mail, and Fed Ex

SRI Nine Main Plaza, LLC
c/o Shorenstein Realty Services, L.P.
1920 Main Street, Suite 110
Irvine, CA 92614

Re: Restaurant Lease dated August 24, 1987, as amended (collectively, the "Lease") by and between SRI Nine Main Plaza, LLC, successor in interest to the landlord named therein ("Landlord"), and McCormick & Schmick Restaurant Corp. ("Tenant"), covering certain property at 2000 Main Street, Irvine, CA

Gentlemen:

In accordance with the terms of the Lease, the Tenant is pleased to deliver this notice to the Landlord hereby exercising its option to extend the term of the Lease for an additional five (5) year term, which shall run from February 1, 2014 through January 31, 2019.

We look forward to an additional five years at Main Plaza.

Very truly yours,

Larry Fontana
Larry Fontana
Senior Corporate Counsel

cc: KCIN TWO
c/o The Koll Company
4343 Von Karman Avenue
Newport Beach, CA 92660

Certified Mail, Return Receipt Requested & First Class Mail

SRI Nine Main Plaza, LLC
c/o Shorenstein Realty Services, L.P.
Attn: Mariellen Ignelzi-Smith, Property Manager
1920 Main Street, Suite 110
Irvine, CA 92614

Certified Mail, Return Receipt Requested & Fax No. 949-253-3497

April 3, 2007

Mr. Tim Zaffina
Southern California Plan II, Inc.
C/o McCormick & Schmick Management Group
720 S. W. Washington Street, Suite 550
Portland Oregon 97205

Subject **Notice of Election to Renew Sub-Lease**
Bayhawk Ales / McCormick & Schmick – Irvine, California

Mr. Zaffina:

Bayhawk Ales (hereafter Bayhawk) hereby provides written notification to addressee (hereafter M&S) of its Intent to Exercise the first of two, five–year unilateral Renewal Options provided for in Section 2.3 of the Sublease agreement between M&S and Bayhawk dated January 25th 1994.

It is our understanding that:

1. The Renewed Lease Term shall commence on February 1, 2009 and end on January 31, 2014.
2. Bayhawk retains one additional unilateral option to renew for five more years extending the term to January 31, 2019.
3. M&S and Bayhawk shall mutually agree on the "fair market rental value for the Brewery" to be used as the Rent for the Renewal Term within 30 days of the date of this notice or submit the matter to "binding arbitration".
4. M&S shall "give Lessor a timely notice of intention to renew" and provide Bayhawk a copy of the notice and a copy of any resulting amendments to the "Main Lease".

Please provide written confirmation of your receipt of this Notice and concurrence with the understandings listed above. Contact me at (949) 453-9555 with any comments or questions.

We look forward to a long continued working relationship with M&S.

Sincerely,

/s/

Bayhawk Ales
Roy Roberson, Secretary and Co-Founder

RR/mh
cc: Board of Directors
file

April 3, 2007

Mr. Joe Luby
% McCormick & Schmick's Sea Food Restaurant
2000 Main Street
Irvin, California 92614

Subject **Notice of Election to Renew Sub-Lease**
Bayhawk Ales / McCormick & Schmick – Irvine, California

Mr. Luby:

Bayhawk Ales (hereafter Bayhawk) hereby provides written notification to addressee (hereafter M&S) of its Intent to Exercise the first of two, five–year unilateral Renewal Options provided for in Section 2.3 of the Sublease agreement between M&S and Bayhawk dated January 25th 1994.

It is our understanding that:

1. The Renewed Lease Term shall commence on February 1, 2009 and end on January 31, 2014.
2. Bayhawk retains one additional unilateral option to renew for five more years extending the term to January 31, 2019.
3. M&S and Bayhawk shall mutually agree on the "fair market rental value for the Brewery" to be used as the Rent for the Renewal Term within 30 days of the date of this notice or submit the matter to "binding arbitration".
4. M&S shall "give Lessor a timely notice of intention to renew" and provide Bayhawk a copy of the notice and a copy of any resulting amendments to the "Main Lease".

Please provide written confirmation of your receipt of this Notice and concurrence with the understandings listed above. Contact me at (949) 453-9555 with any comments or questions.

We look forward to a long continued working relationship with M&S.

Sincerely,

/s/

Bayhawk Ales
Roy Roberson, Secretary and Co-Founder

RR/mh
cc: Board of Directors
file

April 3, 2007

Mr. Doug Schmick
Southern California Plan II, Inc.
C/o McCormick & Schmick Management Group
720 S. W. Washington Street, Suite 550
Portland Oregon 97205

Subject **Notice of Election to Renew Sub-Lease**
Bayhawk Ales / McCormick & Schmick – Irvine, California

Mr. Schmick:

Bayhawk Ales (hereafter Bayhawk) hereby provides written notification to addressee (hereafter M&S) of its Intent to Exercise the first of two, five–year unilateral Renewal Options provided for in Section 2.3 of the Sublease agreement between M&S and Bayhawk dated January 25th 1994.

It is our understanding that:

1. The Renewed Lease Term shall commence on February 1, 2009 and end on January 31, 2014.
2. Bayhawk retains one additional unilateral option to renew for five more years extending the term to January 31, 2019.
3. M&S and Bayhawk shall mutually agree on the "fair market rental value for the Brewery" to be used as the Rent for the Renewal Term within 30 days of the date of this notice or submit the matter to "binding arbitration".
4. M&S shall "give Lessor a timely notice of intention to renew" and provide Bayhawk a copy of the notice and a copy of any resulting amendments to the "Main Lease".

Please provide written confirmation of your receipt of this Notice and concurrence with the understandings listed above. Contact me at (949) 453-9555 with any comments or questions.

We look forward to a long continued working relationship with M&S.

Sincerely,

/s/

Bayhawk Ales
Roy Roberson, Secretary and Co-Founder

RR/mh
cc: Board of Directors
file